SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2016

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center

500 Virginia Street, East

Charleston, West Virginia 25301

(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

Effective as of 5:01 p.m. on June 3, 2016, United Bankshares, Inc., a West Virginia corporation (“United”) completed its acquisition of Bank of Georgetown, a privately held community bank headquartered in Washington, D.C. (“Georgetown”) pursuant to the terms of the Agreement and Plan of Reorganization, dated November 9, 2015, between United and Georgetown (the “Merger Agreement”), as supplemented by the Supplement for Merger Sub Accession to Agreement and Plan of Reorganization dated January 22, 2016, by and among United, Georgetown and United Bank, an indirect wholly-owned subsidiary of United (the “Supplement”). Georgetown was merged with and into United Bank (the “Merger”), pursuant to the terms of the Merger Agreement, in a transaction to be accounted for under the acquisition method of accounting.

Under the terms of the Merger Agreement, each outstanding share of common stock of Georgetown, par value $0.01 per share (other than shares held by United or its subsidiaries, in each case except for shares held by them in a fiduciary capacity or in satisfaction of a debt previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 0.9313 shares of United common stock, par value $2.50 per share (“United Common Stock”), plus cash in lieu of fractional shares. In addition, outstanding Georgetown stock options, whether vested or unvested, will be converted into fully vested and exercisable stock options with respect to shares of United Common Stock, with appropriate adjustments to reflect the exchange ratio of 0.9313.

There were no material relationships, other than in respect of the Merger, between Georgetown and United, its directors or officers or any of its affiliates.

The foregoing description of the Merger Agreement and Supplement do not purport to be complete and are qualified in their entirety by reference to the actual terms of the Merger Agreement and Supplement, which Merger Agreement and Supplement are included as Exhibit 2.1 and Exhibit 2.2 hereto, respectively, to this Current Report on Form 8-K (this “Report”) and are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 18, 2016, the Board of Directors of United (the “Board”) approved a prospective increase in the size of the Board to eleven (11) members, with such increase being contingent upon, and to be effective concurrent with, completion of the Merger. Pursuant to the terms of the Merger Agreement, the Board also approved on a prospective basis the appointment of Michael P. Fitzgerald as a director of United to fill the vacancy created by that action. Mr. Fitzgerald’s appointment was contingent on, and to be effective concurrent with, the completion of the Merger.

As discussed in more detail in Item 2.01 above, the Merger was effective as of 5:01 p.m. on June 3, 2016 and Mr. Fitzgerald became a director of United at that time. Pursuant to the Merger Agreement, United is obligated to re-nominate Mr. Fitzgerald to the Board at its next annual meeting of shareholders following the effective time of the Merger.

Mr. Fitzgerald had previously entered into an employment agreement with Georgetown, which was amended in connection with the Merger to assist with tax planning and to provide security for United Bank that it would be able to retain the services of Mr. Fitzgerald following the Merger. As amended, the employment agreement provided for Mr. Fitzgerald to receive $525,000, of his potential severance benefit in December 2015, in exchange for his agreement not to assert that the changes in his employment pursuant to the Merger are changes that would allow him to terminate his employment and receive his full severance pay. The remainder of Mr. Fitzgerald’s potential severance payment is to be converted into a retention bonus, that Mr. Fitzgerald will be eligible to receive when he terminates his employment from United Bank; provided, that he remains with United Bank for at least one year.

Mr. Fitzgerald has entered into an Amended and Restated Employment Agreement (the “Agreement”) with United Bankshares, Inc. and United Bank in substantially the form attached hereto as Exhibit 10.2 that was effective upon the Merger. Under the terms of the Agreement, Mr. Fitzgerald will be Vice Chairman of United Bank. Mr. Fitzgerald’s base salary will be $300,000 annually. If Mr. Fitzgerald remains employed with United Bank through June 3, 2017, then Mr. Fitzgerald will be entitled to a retention bonus of $739,200 payable over a period of twenty-three (23) months beginning thirteen (13) months after a separation of service. Mr. Fitzgerald will participate in the employee benefit plans, programs and arrangements of United Bank in the same manner as similarly situated United Bank employees. If Mr. Fitzgerald’s employment terminates without cause or for good reason, he will receive salary and benefits through the end of the two-year term. The Agreement includes customary non-compete and non-solicit covenants.

Mr. Fitzgerald, 59, co-founded Bank of Georgetown in 2005 and served as its Chief Executive Officer and President. He had been the Chairman at Bank of Georgetown since December 2012. Mr. Fitzgerald has more than 33 years of experience helping businesses achieve their financial goals through his work in the Greater Washington area commercial banking industry. His career prior to Bank of Georgetown included a variety of senior executive roles at some of the region’s most prestigious banking institutions. Most recently, he served as Senior Vice President of Sequoia Bank (and subsequently United Bank post-merger) with responsibilities for all commercial banking operations in Maryland as well as oversight of government contractor banking efforts throughout the region. Mr. Fitzgerald began his banking career with Riggs Bank, where for 15 years he served in several capacities including Corporate Banking, Special Assistant to the Chairman, and President and Chief Executive Officer of The Riggs National Bank of Maryland. He has been a Director of Federal Home Loan Bank of Atlanta since March 2014.

Mr. Fitzgerald’s committee assignments will be determined at a later date.

The foregoing description the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.2 to this Report and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On June 6, 2016, United issued a press release announcing that it had completed the acquisition of Georgetown. A copy of the press release is attached as Exhibit 99.1 to this Report and incorporated herein by reference.

The information furnished in Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	None.

(d)	Exhibits.

The following exhibits are filed with this Report on Form 8-K:

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Reorganization dated November 9, 2015 by and between United Bankshares, Inc. and Bank of Georgetown (incorporated by reference to Exhibit 2.1 to the Form 8-K dated November 9, 2015 and filed by United Bankshares, Inc. on November 9, 2015, File No. 1-13322)

2.2	Supplement for Merger Sub Accession to Agreement and Plan of Reorganization dated January 22, 2016 (incorporated by reference to Exhibit 2.2 of the Registration Statement on Form S-4 filed by United Bankshares, Inc. on January 26, 2016 (Registration No. 333-209127))

10.2	Amended and Restated Employment Agreement by and between United Bankshares, Inc., United Bank and Michael P. Fitzgerald.

99.1	Press Release, dated June 6, 2016, issued by United Bankshares, Inc.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving United’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: June 6, 2016	By:	/s/ W. Mark Tatterson
W. Mark Tatterson, Executive Vice
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Reorganization dated November 9, 2015 by and between United Bankshares, Inc. and Bank of Georgetown (incorporated by reference to Exhibit 2.1 to the Form 8-K dated November 9, 2015 and filed by United Bankshares, Inc. on November 9, 2015, File No. 1-13322)

2.2	Supplement for Merger Sub Accession to Agreement and Plan of Reorganization dated January 22, 2016 (incorporated by reference to Exhibit 2.2 of the Registration Statement on Form S-4 filed by United Bankshares, Inc. on January 26, 2016 (Registration No. 333-209127))

10.2	Amended and Restated Employment Agreement by and between United Bankshares, Inc., United Bank and Michael P. Fitzgerald.

99.1	Press Release, dated June 6, 2016, issued by United Bankshares, Inc.